CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nauticus Robotics, Inc. and subsidiary (the “Company”) of our report dated April 15, 2025 relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2024 and 2023. /s/ Whitley Penn LLP Houston, Texas March 4, 2026